Exhibit 99.1

On October 19, 2018, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. Announces Dividend

Dividend will be payable December 17, 2018

Columbus Grove, Ohio, October 19, 2018 – United Bancshares, Inc. (NASDAQ: UBOH) announced today that its Board of Directors approved a cash dividend of $0.12 per common share payable December 17, 2018 to shareholders of record at the close of business on November 30, 2018.

United Bancshares, Inc. is the holding company of The Union Bank Company, which serves Allen, Delaware, Franklin, Hancock, Marion, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delaware, Delphos, Findlay, Gahanna, Gibsonburg, Kalida, Leipsic, Lima, Marion, Ottawa, Pemberville and Westerville Ohio.

United Bancshares, Inc. has 3,269,358 common shares outstanding as of September 30, 2018.

Contact:

Brian D. Young

President and CEO

United Bancshares, Inc.

105 Progressive Drive

Columbus Grove, Ohio  45830

(419) 659-2141

Email: info@theubank.com